NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS FOURTH QUARTER AND
FULL YEAR RESULTS

OLNEY, MARYLAND, January 28, 2010 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced a net loss available to common stockholders for the fourth quarter of 2009 of $4.4 million (($0.27) per diluted share) compared to a net loss available to common stockholders of $3.8 million (($0.23) per diluted share) for the fourth quarter of 2008 and a net loss available to common stockholders of $14.8 million (($0.90) per diluted share) for the third quarter of 2009. The fourth quarter of 2009 included a provision for loan and lease losses of $21.1 million.

Net loss available to common stockholders for the full year ending December 31, 2009 totaled $19.7 million (($1.20) per diluted share) compared to net income available to common stockholders of $15.4 million ($0.94 per diluted share) for the prior year. The results for the current year included a provision for loan and lease losses totaling $76.8 million for the year and FDIC insurance expense totaling $6.1 million, which included a special assessment charge of $1.7 million. The results for 2008 included a provision for loan and lease losses of $33.2 million for the year, a goodwill impairment charge of $4.2 million relating to the Bank’s equipment leasing subsidiary and a pre-tax pension credit of $1.5 million.

“Looking back on 2009 and forward into 2010, we feel that this company has the underlying fundamentals and strength to weather the current economic cycle that is having a profound impact on the national community banking industry and especially the competitive landscape here in the Washington-Baltimore corridor,” said Daniel J. Schrider, president and chief executive officer.

“We remain the largest independent locally-managed community banking company across our attractive footprint, and we expect to build on our strong franchise as we begin emerging from the effects of the current credit cycle during 2010. Resolution of problem assets requires expertise and patience, perhaps more than the market recognizes. However, we have both expertise and patience, and we expect results over the forthcoming quarters will demonstrate our confidence and cautious optimism.”

“Our results this quarter were obviously driven by the provision for loan losses. Notably, the loan-loss provision declined compared to the prior quarter, largely due to a reduced level of net charge-offs and a decrease in nonperforming loans. Most of the above-mentioned activity was related to our residential real estate development portfolio where the majority of problem loans are concentrated. These positive trends reflect our ongoing aggressive efforts in managing the resolution of problem credits.”

“Total loan balances declined for the year compared to 2008 due to a combination of soft demand from our customers, loan charge-offs and by applying more conservative underwriting standards. Residential mortgage lending continues to be a bright spot as we closed over $390 million in residential mortgage loans for the year, compared to $257 million in 2008.”

“We have retained a large majority of the deposit growth that we produced  earlier in the year. This is clearly a result of the ‘high-touch’ culture that drives our strategy to capitalize on market disruption opportunities coming from several recent local mergers. Our efforts have produced many new multi-product customer relationships that we plan to rely upon to fund our long-term future loan growth as the economy recovers.”

“We have conservatively invested the proceeds of our recent deposit growth primarily into U. S. government agency instruments with short durations in order to provide good flexibility and the necessary liquidity in the event that high-quality loan demand increases in the coming months. We have experienced no realized losses in the investment portfolio during the recent economic downturn. The net interest margin has continued to improve as we have strategically managed interest rates in our loan, investment and deposit portfolios to both grow the margin and minimize interest rate risk. We believe this approach is prudent as we expect rates to trend upwards over the coming year,” said Schrider.

Fourth Quarter and Full Year Highlights:

•
The provision for loan and lease losses totaled $21.1 million for the quarter compared to $17.8 million for the fourth quarter of 2008 and $34.5 million for the third quarter of 2009. For the year, the provision for loan and lease losses totaled $76.8 million compared to $33.2 million in 2008.

•
The net interest margin was 3.40% for the fourth quarter compared to 3.73% for the fourth quarter of 2008 and 3.27% for the third quarter of 2009. For the year, the net interest margin declined to 3.29% compared to 3.92% for 2008.

•
Noninterest expenses decreased 7% for the quarter compared to the fourth quarter of 2008 and decreased 5% versus the third quarter of 2009. For the full year of 2009, noninterest expenses increased 1% compared to 2008.

•
Customer funding sources, comprised of deposits and other short-term borrowings from core customers, increased 14% compared to the balance at December 31, 2008, and remained level compared to the balance at September 30, 2009. This increase over the prior year was due primarily to growth in the Company’s Premier Money Market Savings product and growth in noninterest-bearing deposits.

Review of Balance Sheet and Credit Quality

Comparing December 31, 2009 balances to December 31, 2008, total assets increased 10% to $3.6 billion. This growth was due mainly to a 14% increase in deposits that was deployed into investment securities, which increased 108%. Total loans and leases decreased 8% to $2.3 billion compared to the prior year. This decrease in loans was due mainly to a net 15% decrease in residential mortgage and residential construction loans.  Total loans decreased 2% compared to the third quarter of 2009.

Customer funding sources, which include deposits and other short-term borrowings from core customers increased 14% to $2.8 billion at December 31, 2009 compared to the prior year and remained even with the third quarter of 2009. The increase over the prior year was due primarily to growth resulting from the Company’s Premier Money Market account as well as growth in noninterest-bearing deposits.

Stockholders’ equity totaled $373.6 million at December 31, 2009, and represented 10.3% of total assets, compared to 12.0% at December 31, 2008.  At December 31, 2009 the Company had a total risk-based capital ratio of 13.28%, a tier 1 risk-based capital ratio of 12.02% and a tier 1 leverage ratio of 9.09% which were all above amounts needed in order to be categorized as “well capitalized” for regulatory purposes.

The provision for loan and lease losses totaled $21.1 million for the fourth quarter of 2009 compared to $17.8 million for the fourth quarter of 2008 and $34.5 million for the third quarter of 2009. The increase over the prior year quarter was primarily due to internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio. The decrease compared to the third quarter of 2009 was largely due to declines in net charge-offs and nonperforming loans.

Loan charge-offs, net of recoveries totaled $19.5 million for the fourth quarter of 2009 compared to net charge-offs of $5.5 million for the fourth quarter of 2008 and net charge-offs of $29.8 million for the third quarter of 2009. The allowance for loan and lease losses represented 2.81% of outstanding loans and leases and 48% of nonperforming loans at December 31, 2009 compared to 2.70% of outstanding loans and leases and 44% of nonperforming loans at September 30, 2009 and 2.03% of outstanding loans and leases and 73% of nonperforming loans at December 31, 2008. Nonperforming loans includes loans 90 days or more past-due which are still accruing interest.

Nonperforming assets totaled $141.2 million at December 31, 2009 compared to $72.2 million at December 31, 2008 and $150.2 million at September 30, 2009. The increase over the prior year was due primarily to problem credits identified in the residential real estate development portfolio. The decrease compared to the third quarter of 2009 was due primarily to charge-offs that exceeded new problem credits identified during the period.

Income Statement Review

Comparing the fourth quarter of 2009 and 2008, net interest income increased by $1.2 million, or 4%. This increase was due to the decline in rates paid on deposits and borrowings together with a higher level of interest earning assets.

Noninterest income increased 5% to $11.6 million in the fourth quarter of 2009 as compared to $11.0 million in the fourth quarter of 2008. This increase was due primarily to other noninterest income which increased $0.9 million or 61% compared to the fourth quarter of 2008 due largely to gains on commercial loan interest rate swaps. In addition, trust and investment fees increased $0.2 million or 7% due to growth in assets under management.  Service charges on deposit accounts decreased $0.4 million or 12% driven by lower overdraft fees. Fees on sales of investment products decreased $0.2 million or 18% compared to the fourth quarter of 2008 due primarily to a decline in annuity sales. In addition, insurance agency commissions decreased $0.1 million or 7% due to the overall effect of the current economy while gains on sales of mortgage loans decreased $0.1 million or 16% due largely to a decline in accrued gains on mortgage commitments in the fourth quarter of 2009 compared to the fourth quarter of 2008.

Noninterest expenses were $25.4 million in the fourth quarter of 2009 compared to $27.2 million in the fourth quarter of 2008, a decrease of $1.8 million or 7%. This decrease was due largely to a goodwill impairment charge of $1.9 million in the fourth quarter of 2008 and a decline of $0.6 million or 55% in intangibles amortization compared to the prior year period. Salaries and benefits expenses remained relatively flat for the quarter. Occupancy and equipment expenses decreased $0.2 million or 5% compared to the fourth quarter of 2008. FDIC insurance expense increased $0.7 million or 145% due to higher deposit balances and increased assessment rates. Other noninterest expenses increased $0.4 million or 10% due primarily to higher accrued losses associated with commercial loan swaps.

Comparing the year ended December 31, 2009 and 2008, net interest income decreased by $4.8 million, or 4% as the lack of loan demand caused the Company to invest the funds generated by the growth in deposits into lower yielding investment securities. Net interest income for the year was also adversely affected by the growth in average nonperforming loans mentioned above. These factors resulted in a net interest margin decrease to 3.29% in 2009 from 3.92% in 2008.

Noninterest income decreased 2% to $45.2 million for the year ended December 31, 2009 as compared to $46.2 million in 2008.  Service charges on deposit accounts decreased $1.3 million or 11% due primarily to lower overdraft fees while insurance agency commissions decreased $0.7 million or 11%. Fees on sales of investment products decreased $0.7 million or 19% due primarily to lower average assets under management. These decreases were somewhat offset by an increase in gains on sales of mortgage loans of $1.0 million or 42% due largely to higher mortgage refinancing volumes reflecting an extended period of historically very low interest rates. Other noninterest income also increased $1.0 million or 16% compared to 2008 due primarily to higher accrued gains on commercial loan interest rate swaps.

Noninterest expenses were $103.0 million in 2009 compared to $102.1 million in 2008, an increase of $0.9 million or 1%. This increase was due primarily to an increase of $4.3 million in FDIC insurance expense which includes a one time special assessment in the second quarter of 2009 by the FDIC of $1.7 million. Excluding the FDIC special assessment, a $4.2 million goodwill impairment charge in 2008 and a $1.5 million pre-tax pension credit in 2008, noninterest expenses increased $2.0 million or 2% over 2008. Salaries and benefits expenses increased $1.4 million or 3%, while expenses for outside data services decreased $0.7 million or 15%. Other noninterest expenses increased $1.3 million or 8% compared to 2008 due to increases in legal fees resulting from loan workouts and accrued losses on commercial loan swaps.

Conference Call

The Company’s management will host a conference call to discuss its fourth quarter and full year results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 888-220-8450. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) February 28, 2010.  A telephone voice replay will also be available during that same time period at 888-203-1112.  Please use pass code #9999948 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:   DSchrider@sandyspringbank.com
   PMantua@sandyspringbank.com
Web site:  www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2008, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)

	Three Months Ended				Year Ended
	December 31,		%		December 31,		%
(Dollars in thousands, except per share data)	2009	2008	Change		2009	2008	Change
Results of Operations:
Net interest income	$27,833	$26,674	4%		$103,708	$108,459	(4)%
Provision for loan and lease losses	21,084	17,791	19		76,762	33,192	131
Noninterest income	11,575	10,973	5		45,241	46,243	(2)
Noninterest expenses	25,364	27,233	(7)		103,039	102,089	1
Income (loss) before income taxes	(7,040)	(7,377)	(5)		(30,852)	19,421	-
Net income (loss)	(3,218)	(3,436)	(6)		(14,855)	15,779	(194)
Net income (loss) available to common stockholders	$(4,421)	$(3,770)	17		$(19,665)	$15,445	-

Return on average assets (1)	(0.48)%	(0.42)%			(0.55)%	0.49%
Return on average common equity (1)	(4.66)%	(4.70)%			(6.42)%	4.84%
Net interest margin	3.40%	3.73%			3.29%	3.92%
Efficiency ratio - GAAP *	64.36%	72.34%			69.18%	65.99%
Efficiency ratio - Non-GAAP *	61.29%	62.41%			64.81%	59.88%

Per share data:
Basic net income (loss)	$(0.20)	$(0.21)	(5	) %	$(0.90)	$0.96	(194)%
Basic net income (loss) per common share	(0.27)	(0.23)	17		(1.20)	0.94	-
Diluted net income (loss)	(0.20)	(0.21)	(5)		(0.90)	0.96	(194)
Diluted net income (loss) per common share	(0.27)	(0.23)	17		(1.20)	0.94	-
Dividends declared per common share	0.01	0.24	(96)		0.37	0.96	(61)
Book value per common share	17.80	19.05	(7)		17.80	19.05	(7)
Average fully diluted shares	16,477,925	16,434,214			16,448,580	16,429,471

Financial Condition at period-end:
Assets	$3,630,478	$3,313,638	10%		$3,630,478	$3,313,638	10%
Total loans and leases	2,298,010	2,490,646	(8)		2,298,010	2,490,646	(8)
Investment securities	1,023,799	492,491	108		1,023,799	492,491	108
Deposits	2,696,842	2,365,257	14		2,696,842	2,365,257	14
Stockholders' equity	373,586	391,862	(5)		373,586	391,862	(5)

Capital ratios:
Tier 1 leverage	9.09%	11.00%			9.09%	11.00%
Tier 1 capital to risk-weighted assets	12.01%	12.56%			12.01%	12.56%
Total regulatory capital to risk-weighted assets	13.27%	13.82%			13.27%	13.82%
Tangible common equity to tangible assets**	5.95%	7.18%			5.95%	7.18%
Average equity to average assets	10.36%	10.59%			10.94%	10.31%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	2.81%	2.03%			2.81%	2.03%
Nonperforming loans to total loans	5.82%	2.79%			5.82%	2.79%
Nonperforming assets to total assets	3.89%	2.18%			3.89%	2.18%
Annualized net charge-offs to average loans and leases	3.34%	0.88%			2.61%	0.32%

(1)	Calculation utilizes net income available to common stockholders

*
The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization, the goodwill impairment loss and the pension prior servcie credit from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

**
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in thousands)	2009	2008	2009	2008
GAAP efficiency ratio:
Noninterest expenses	$25,364	$27,233	$103,039	$102,089
Net interest income plus noninterest income	39,408	37,647	148,949	154,702

Efficiency ratio–GAAP	64.36%	72.34%	69.18%	65.99%

Non-GAAP efficiency ratio:
Noninterest expenses	$25,364	$27,233	$103,039	$102,089
Less non-GAAP adjustment:
Amortization of intangible assets	496	1,103	3,646	4,447
Goodwill impairment loss	-	1,909	-	4,159
Plus non-GAAP adjustment:
Pension prior service credit	-	-	-	1,473
Noninterest expenses as adjusted	$24,868	$24,221	$99,393	$94,956

Net interest income plus noninterest income	$39,408	$37,647	$148,949	$154,702
Plus non-GAAP adjustment:
Tax-equivalent income	1,376	1,164	4,839	4,545
Less non-GAAP adjustments:
Securities gains (losses)	211	1	418	663
Net interest income plus noninterest income - as adjusted	$40,573	$38,810	$153,370	$158,584

Efficiency ratio–Non-GAAP	61.29%	62.41%	64.81%	59.88%

Tangible common equity ratio:
Total stockholders' equity	$373,586	$391,862	$373,586	$391,862
Accumulated other comprehensive loss	2,652	7,572	2,652	7,572
Goodwill	(76,816)	(76,248)	(76,816)	(76,248)
Other intangible assets, net	(8,537)	(12,183)	(8,537)	(12,183)
Preferred stock	(80,095)	(79,440)	(80,095)	(79,440)
Tangible common equity	$210,790	$231,563	$210,790	$231,563

Total assets	$3,630,478	$3,313,638	$3,630,478	$3,313,638
Goodwill	(76,816)	(76,248)	(76,816)	(76,248)
Other intangible assets, net	(8,537)	(12,183)	(8,537)	(12,183)
Tangible assets	$3,545,125	$3,225,207	$3,545,125	$3,225,207

Tangible common equity ratio	5.95%	7.18%	5.95%	7.18%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars in thousands)	2009	2008
	(Unaudited)
Assets
Cash and due from banks	$49,430	$44,738
Federal funds sold	1,863	1,110
Interest-bearing deposits with banks	8,503	59,381
Cash and cash equivalents	59,796	105,229
Residential mortgage loans held for sale (at fair value)	12,498	11,391
Investments available-for-sale (at fair value)	858,433	291,727
Investments held-to-maturity — fair value of $137,787 (2009) and $175,908 (2008)	132,593	171,618
Other equity securities	32,773	29,146
Total loans and leases	2,298,010	2,490,646
Less: allowance for loan and lease losses	(64,559)	(50,526)
Net loans and leases	2,233,451	2,440,120
Premises and equipment, net	49,606	51,410
Other real estate owned	7,464	2,860
Accrued interest receivable	13,653	11,810
Goodwill	76,816	76,248
Other intangible assets, net	8,537	12,183
Other assets	144,858	109,896
Total assets	$3,630,478	$3,313,638

Liabilities
Noninterest-bearing deposits	$540,578	$461,517
Interest-bearing deposits	2,156,264	1,903,740
Total deposits	2,696,842	2,365,257
Short-term borrowings	499,888	421,074
Long-term borrowings	758	66,584
Subordinated debentures	35,000	35,000
Accrued interest payable and other liabilities	24,404	33,861
Total liabilities	3,256,892	2,921,776

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized 83,094; issued and outstanding 83,094, net of discount of $2,999 (2009) and $3,654 (2008)	80,095	79,440
Common stock — par value $1.00; shares authorized 49,916,906 for 2009 and 2008; shares issued and outstanding 16,487,852 (2009) and 16,398,523 (2008)	16,488	16,399
Warrants	3,699	3,699
Additional paid in capital	87,334	85,486
Retained earnings	188,622	214,410
Accumulated other comprehensive loss	(2,652)	(7,572)
Total stockholders' equity	373,586	391,862
Total liabilities and stockholders' equity	$3,630,478	$3,313,638

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(Dollars in thousands, except per share data)	2009	2008	2009	2008
Interest Income:
Interest and fees on loans and leases	$30,320	$36,337	$126,899	$148,765
Interest on loans held for sale	113	118	767	436
Interest on deposits with banks	37	3	149	82
Interest and dividends on securities:
Taxable	6,272	2,428	19,945	10,177
Exempt from federal income taxes	1,907	2,088	7,467	8,800
Interest on federal funds sold	-	56	3	585
Total interest income	38,649	41,030	155,230	168,845
Interest Expense:
Interest on deposits	6,803	9,886	34,921	42,816
Interest on short-term borrowings	3,763	3,326	14,520	13,212
Interest on long-term borrowings	250	1,144	2,081	4,358
Total interest expense	10,816	14,356	51,522	60,386
Net interest income	27,833	26,674	103,708	108,459
Provision for loan and lease losses	21,084	17,791	76,762	33,192
Net interest income after provision for loan and lease losses	6,749	8,883	26,946	75,267
Noninterest Income:
Securities gains	211	1	418	663
Service charges on deposit accounts	2,896	3,297	11,433	12,778
Gains on sales of mortgage loans	434	516	3,253	2,288
Fees on sales of investment products	761	928	2,823	3,475
Trust and investment management fees	2,358	2,201	9,421	9,483
Insurance agency commissions	1,098	1,183	5,236	5,908
Income from bank owned life insurance	730	719	2,906	2,902
Visa check fees	776	691	2,920	2,875
Other income	2,311	1,437	6,831	5,871
Total noninterest income	11,575	10,973	45,241	46,243
Noninterest Expenses:
Salaries and employee benefits	13,141	13,441	54,460	53,015
Occupancy expense of premises	2,702	2,612	10,710	10,762
Equipment expenses	1,359	1,642	5,691	6,156
Marketing	777	652	2,166	2,163
Outside data services	967	1,054	3,721	4,373
FDIC insurance	1,124	458	6,092	1,751
Amortization of intangible assets	496	1,103	3,646	4,447
Goodwill impairment loss	-	1,909	-	4,159
Other expenses	4,798	4,362	16,553	15,263
Total noninterest expenses	25,364	27,233	103,039	102,089
Income (loss) before income taxes	(7,040)	(7,377)	(30,852)	19,421
Income tax expense (benefit)	(3,822)	(3,941)	(15,997)	3,642
Net income (loss)	$(3,218)	$(3,436)	$(14,855)	$15,779
Preferred stock dividends and discount accretion	1,203	334	4,810	334
Net income (loss) available to common stockholders	$(4,421)	$(3,770)	$(19,665)	$15,445

Per Share Amounts:
Basic net income (loss) per share	$(0.20)	$(0.21)	$(0.90)	$0.96
Basic net income (loss) per common share	(0.27)	(0.23)	(1.20)	0.94
Diluted net income (loss) per share	(0.20)	(0.21)	(0.90)	0.96
Diluted net income (loss) per common share	(0.27)	(0.23)	(1.20)	0.94
Dividends declared per share	0.01	0.24	0.37	0.96

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2009				2008
(Dollars in thousands, except per share data)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$40,025	$40,516	$39,791	$39,737	$42,194	$43,228	$42,906	$45,062
Interest expense	10,816	12,783	14,220	13,703	14,356	13,961	14,726	17,343
Tax-equivalent net interest income	29,209	27,733	25,571	26,034	27,838	29,267	28,180	27,719
Tax-equivalent adjustment	1,376	1,331	1,123	1,009	1,164	1,180	1,061	1,140
Provision for loan and lease losses	21,084	34,450	10,615	10,613	17,791	6,545	6,189	2,667
Noninterest income	11,575	10,662	11,030	11,974	10,973	10,879	11,695	12,696
Noninterest expenses	25,364	26,567	26,858	24,250	27,233	25,267	24,886	24,703
Income (loss) before income taxes	(7,040)	(23,953)	(1,995)	2,136	(7,377)	7,154	7,739	11,905
Income tax expense (benefit)	(3,822)	(10,379)	(1,715)	(81)	(3,941)	1,795	2,088	3,700
Net Income (loss)	(3,218)	(13,574)	(280)	2,217	(3,436)	5,359	5,651	8,205
Net Income (loss) available to common stockholders	$(4,421)	$(14,779)	$(1,482)	$1,017	$(3,770)	$5,359	$5,651	$8,205
Financial ratios:
Return on average assets	(0.48)%	(1.62)%	(0.17)%	0.12%	(0.42)%	0.67%	0.73%	1.07%
Return on average common equity	(4.66)%	(19.01)%	(1.90)%	1.32%	(4.70)%	6.64%	7.09%	10.45%
Net interest margin	3.40%	3.27%	3.11%	3.39%	3.73%	4.02%	3.96%	3.99%
Efficiency ratio - GAAP *	64.36%	71.68%	75.70%	65.54%	72.34%	64.84%	64.11%	62.90%
Efficiency ratio - Non-GAAP *	61.29%	66.49%	70.58%	61.29%	62.41%	58.27%	59.73%	59.18%
Per share data:
Basic net income (loss) per share	$(0.20)	$(0.83)	$(0.02)	$0.14	$(0.21)	$0.33	$0.35	$0.50
Basic net income (loss) per common share	(0.27)	(0.90)	(0.09)	0.06	(0.23)	0.33	0.35	0.50
Diluted net income (loss) per share	(0.20)	(0.83)	(0.02)	0.13	(0.21)	0.33	0.34	0.50
Diluted net income (loss) per common share	(0.27)	(0.90)	(0.09)	0.06	(0.23)	0.33	0.34	0.50
Dividends declared per common share	0.01	0.12	0.12	0.12	0.24	0.24	0.24	0.24
Book value per common share	17.80	18.25	18.92	19.06	19.05	19.51	19.56	19.50
Average fully diluted shares	16,477,925	16,496,480	16,444,252	16,433,788	16,434,214	16,418,588	16,427,213	16,407,778
Noninterest income:
Securities gains	$211	$15	$30	$162	$1	$9	$79	$574
Service charges on deposit accounts	2,896	2,823	2,851	2,863	3,297	3,249	3,202	3,030
Gains on sales of mortgage loans	434	1,011	786	1,022	516	397	653	722
Fees on sales of investment products	761	740	622	700	928	820	905	822
Trust and investment management fees	2,358	2,406	2,370	2,287	2,201	2,380	2,505	2,397
Insurance agency commissions	1,098	1,048	1,040	2,050	1,183	1,282	1,357	2,086
Income from bank owned life insurance	730	740	725	711	719	742	727	714
Visa check fees	776	758	748	638	691	727	761	696
Other income	2,311	1,121	1,858	1,541	1,437	1,273	1,506	1,655
Total noninterest income	$11,575	$10,662	$11,030	$11,974	$10,973	$10,879	$11,695	$12,696
Noninterest expense:
Salaries and employee benefits	$13,141	$14,411	$13,704	$13,204	$13,441	$11,949	$13,862	$13,763
Occupancy expense of premises	2,702	2,685	2,548	2,775	2,612	2,732	2,619	2,799
Equipment expenses	1,359	1,444	1,374	1,514	1,642	1,515	1,560	1,439
Marketing	777	484	485	420	652	526	488	497
Outside data services	967	987	961	806	1,054	1,116	1,081	1,122
FDIC insurance	1,124	1,219	2,790	959	458	480	421	392
Amortization of intangible assets	496	1,048	1,047	1,055	1,103	1,103	1,117	1,124
Goodwill impairment loss	-	-	-	-	1,909	2,250	-	-
Other expenses	4,798	4,289	3,949	3,517	4,362	3,596	3,738	3,567
Total noninterest expense	$25,364	$26,567	$26,858	$24,250	$27,233	$25,267	$24,886	$24,703

*
The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization, the goodwill impairment loss and the pension prior servcie credit from noninterest expenses; excludes securities gains from noninterest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA (Unaudited)

	2009				2008
(Dollars in thousands)	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$457,414	$455,312	$450,500	$461,359	$457,571	$452,815	$461,000	$459,768
Residential construction loans	92,283	115,258	138,923	163,861	189,249	221,630	199,602	183,690
Commercial mortgage loans	894,951	873,438	862,315	859,882	847,452	804,728	752,905	732,692
Commercial construction loans	131,789	174,052	199,278	222,805	223,169	247,930	273,059	256,714
Commercial loans and leases	321,924	314,599	333,025	342,870	366,978	358,097	356,256	354,509
Consumer loans	399,649	401,623	405,348	411,068	406,227	397,218	386,126	376,650
Total loans and leases	2,298,010	2,334,282	2,389,389	2,461,845	2,490,646	2,482,418	2,428,948	2,364,023
Less: allowance for loan and lease losses	(64,559)	(62,937)	(58,317)	(59,798)	(50,526)	(38,266)	(33,435)	(27,887)
Net loans and leases	2,233,451	2,271,345	2,331,072	2,402,047	2,440,120	2,444,152	2,395,513	2,336,136
Goodwill	76,816	76,816	76,816	76,816	76,248	75,701	78,376	78,111
Other intangible assets, net	8,537	9,033	10,080	11,128	12,183	13,286	14,390	15,507
Total assets	3,630,478	3,632,391	3,617,497	3,519,432	3,313,638	3,195,117	3,164,123	3,160,896
Total deposits	2,696,842	2,683,487	2,650,845	2,553,912	2,365,257	2,248,812	2,294,791	2,340,568
Customer repurchase agreements	74,062	84,138	98,827	91,928	75,106	77,630	93,919	101,666
Total stockholders' equity	373,586	380,571	391,262	392,522	391,862	319,700	320,218	318,967
Quarterly average balance sheets:
Residential mortgage loans	$464,737	$460,772	$477,955	$481,721	$457,956	$463,778	$470,144	$463,597
Residential construction loans	106,115	123,892	150,914	176,811	208,616	210,363	193,822	174,626
Commercial mortgage loans	877,419	871,831	862,658	854,402	833,752	779,652	733,905	690,289
Commercial construction loans	165,784	191,021	216,897	224,229	236,176	253,806	261,360	266,098
Commercial loans and leases	312,547	327,569	341,039	359,820	361,731	356,327	359,287	351,862
Consumer loans	401,164	401,930	408,200	408,843	400,937	391,640	380,911	378,261
Total loans and leases	2,327,766	2,377,015	2,457,663	2,505,826	2,499,168	2,455,566	2,399,429	2,324,733
Securities	1,026,179	956,350	772,878	536,981	431,858	423,082	431,182	427,819
Total earning assets	3,409,867	3,370,823	3,298,923	3,117,590	2,972,173	2,898,968	2,862,012	2,795,453
Total assets	3,672,382	3,627,617	3,549,185	3,375,715	3,235,432	3,167,145	3,134,440	3,072,428
Total interest-bearing liabilities	2,709,152	2,671,944	2,595,303	2,471,762	2,405,890	2,363,299	2,344,266	2,311,629
Noninterest-bearing demand deposits	549,347	532,462	527,713	476,361	458,538	453,281	441,330	412,369
Total deposits	2,718,882	2,661,108	2,581,837	2,431,471	2,305,880	2,264,990	2,306,867	2,260,837
Customer repurchase agreements	92,471	95,310	93,980	69,212	84,012	81,158	92,968	94,841
Total stockholders' equity	380,534	391,571	393,201	391,673	342,639	321,028	320,409	315,755
Capital and credit quality measures:
Average equity to average assets	10.36%	10.79%	11.08%	11.60%	10.59%	10.14%	10.22%	10.28%
Allowance for loan and lease losses to loans and leases	2.81%	2.70%	2.44%	2.43%	2.03%	1.54%	1.38%	1.18%
Nonperforming loans to total loans	5.82%	6.14%	5.84%	4.90%	2.79%	2.69%	2.62%	1.96%
Nonperforming assets to total assets	3.89%	4.14%	4.05%	3.57%	2.18%	2.14%	2.05%	1.48%
Annualized net charge-offs (recoveries) to average loans and leases	3.34%	5.00%	1.97%	0.22%	0.88%	0.28%	0.11%	-0.02%
Net charge-offs (recoveries)	$19,462	$29,831	$12,095	$1,341	$5,531	$1,714	$641	$(129)
Nonperforming assets:
Non-accrual loans and leases	$111,180	$127,473	$123,117	$110,761	$67,950	$64,246	$60,373	$37,353
Loans and leases 90 days past due	19,001	15,491	16,004	9,545	1,038	2,074	2,538	8,244
Restructured loans and leases	3,549	395	395	395	395	395	655	655
Other real estate owned, net	7,464	6,873	6,829	5,094	2,860	1,698	1,352	661
Total nonperforming assets	$141,194	$150,232	$146,345	$125,795	$72,243	$68,413	$64,918	$46,913

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Three Months Ended December 31,
	2009			2008
			Annualized			Annualized
	Average		Average	Average		Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$464,737	$6,540	5.63%	$457,956	$6,976	6.09%
Residential construction loans	106,115	1,332	4.98	208,616	2,857	5.45
Commercial mortgage loans	877,419	13,501	6.10	833,752	13,494	6.44
Commercial construction loans	165,784	957	2.29	236,176	2,718	4.58
Commercial loans and leases	312,547	4,124	5.24	361,731	5,638	6.21
Consumer loans	401,164	3,979	3.95	400,937	4,771	4.73
Total loans and leases	2,327,766	30,433	5.20	2,499,168	36,454	5.81
Taxable securities	854,637	6,272	3.04	254,056	2,428	3.94
Tax-advantaged securities	171,542	3,283	6.85	177,802	3,252	6.98
Interest-bearing deposits with banks	54,359	37	0.27	515	3	2.71
Federal funds sold	1,563	-	0.13	40,632	56	0.54
TOTAL EARNING ASSETS	3,409,867	40,025	4.66	2,972,173	42,193	5.65

Less: allowance for loan and lease losses	(65,093)			(41,204)
Cash and due from banks	44,646			50,963
Premises and equipment, net	49,894			52,092
Other assets	233,068			201,408
Total assets	$3,672,382			$3,235,432

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$262,327	94	0.14%	$236,609	143	0.24%
Regular savings deposits	153,692	34	0.09	144,275	90	0.25
Money market savings deposits	935,980	2,035	0.86	636,628	2,487	1.55
Time deposits	817,536	4,640	2.25	829,830	7,166	3.44
Total interest-bearing deposits	2,169,535	6,803	1.24	1,847,342	9,886	2.13
Short-term borrowings	502,371	3,763	2.97	447,162	3,326	2.95
Long-term borrowings	37,246	250	2.66	111,386	1,144	4.09
TOTAL INTEREST-BEARING LIABILITIES	2,709,152	10,816	1.59	2,405,890	14,356	2.38

Noninterest-bearing demand deposits	549,347			458,538
Other liabilities	33,349			28,365
Stockholders' equity	380,534			342,639
Total liabilities and stockholders' equity	$3,672,382			$3,235,432

Net interest income and spread		$29,209	3.07%		$27,837	3.27%
Less: tax equivalent adjustment		1,376			1,164
Net interest income		$27,833			$26,673

Interest income/earning assets			4.66%			5.65%
Interest expense/earning assets			1.26			1.92
Net interest margin			3.40%			3.73%

*
Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 8.25% or a combined marginal federal and state rate of 39.88% for 2009 and  2008, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $5.5 million in 2009 and $4.6 million in2008

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)

	Year Ended December 31,
	2009			2008
			Annualized			Annualized
	Average		Average	Average		Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$471,221	$27,560	5.85%	$463,853	$28,547	6.15%
Residential construction loans	139,197	7,165	5.15	196,926	11,585	5.88
Commercial mortgage loans	866,655	53,280	6.15	759,658	50,699	6.67
Commercial construction loans	199,299	5,669	2.84	254,309	13,859	5.45
Commercial loans and leases	335,093	17,991	5.37	357,311	24,007	6.72
Consumer loans	405,005	16,001	3.96	387,983	20,503	5.28
Total loans and leases	2,416,470	127,666	5.28	2,420,040	149,200	6.17
Taxable securities	662,853	20,784	3.14	242,422	10,684	4.41
Tax-advantaged securities	161,949	11,467	7.08	186,057	12,838	6.90
Interest-bearing deposits with banks	56,980	149	0.26	3,213	82	2.55
Federal funds sold	2,045	3	0.19	30,711	585	1.90
TOTAL EARNING ASSETS	3,300,297	160,069	4.85	2,882,443	173,389	6.02

Less: allowance for loan and lease losses	(59,961)			(32,629)
Cash and due from banks	45,038			49,981
Premises and equipment, net	50,649			53,207
Other assets	221,211			199,584
Total assets	$3,557,234			$3,152,586

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$254,047	420	0.17%	$242,848	671	0.28%
Regular savings deposits	152,383	210	0.14	153,123	455	0.30
Money market savings deposits	841,336	10,725	1.27	669,239	12,247	1.83
Time deposits	829,817	23,566	2.84	777,979	29,443	3.78
Total interest-bearing deposits	2,077,583	34,921	1.68	1,843,189	42,816	2.32
Short-term borrowings	486,364	14,520	2.99	409,933	13,212	3.22
Long-term borrowings	48,908	2,081	4.26	103,304	4,358	4.22
TOTAL INTEREST-BEARING LIABILITIES	2,612,855	51,522	1.97	2,356,426	60,386	2.56

Noninterest-bearing demand deposits	521,701			441,459
Other liabilities	33,457			29,706
Stockholders' equity	389,221			324,995
Total liabilities and stockholders' equity	$3,557,234			$3,152,586

Net interest income and spread		$108,547	2.88%		$113,003	3.46%
Less: tax equivalent adjustment		4,839			4,545
Net interest income		$103,708			$108,458

Interest income/earning assets			4.85%			6.02%
Interest expense/earning assets			1.56			2.10
Net interest margin			3.29%			3.92%

*
Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion of interest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 8.25% or a combined marginal federal and state rate of 39.88% for 2009 and  2008, to increase tax-exempt interest income to a taxable-equivalent basis. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.8 million in 2009 and $4.5 million in2008